EXHIBIT 99.1


[puradyn                                                                CONTACT:
filter                                                   Kathryn Morris, PURADYN
technologies                                  Director, Corporate Communications
incorporated                                                 561 547 9499, x 226
logo]                                             investor-relations@puradyn.com
                                                  ------------------------------

               PURADYN FILTER TECHNOLOGIES, INC. APPOINTS NEW CFO

BOYNTON BEACH, FL - FEBRUARY 28, 2005 - PURADYN FILTER TECHNOLOGIES INCORPORATED (AMEX: PFT) announced today the appointment of Cindy Gimler to the position of Chief Financial Officer.

Ms. Gimler had previously held the position of Accounting Manager of Puradyn from October 2003 through October 2004. Lisa De La Pointe has resigned from her position as CFO in order to accept a career-growth opportunity.

"Cindy's history with Puradyn gives her an intimate knowledge of our business and operations, which, along with her previous financial experience, will help ensure a seamless transition in her role as Chief Financial Officer," said Joseph V. Vittoria, Chairman of Puradyn Filter Technologies, Inc.

Ms. Gimler has 15 years of experience including serving in the position of CFO to Universal Jet Aviation, a private jet charter company, Controller for a nutrition company and Financial Analyst for Oxbow, an energy finance company.

Ms. Gimler earned a Bachelors of Science in Accounting and a Masters in Business Administration from Florida Atlantic University and is a Certified Public Accountant.

Commenting on the departure of Ms. De La Pointe, Mr. Vittoria added, "We are grateful to Lisa for her dedication and significant contributions during her tenure over the past three years. We have the greatest respect for her and wish her well as she pursues this unique career opportunity with which she has been presented."

ABOUT PURADYN FILTER TECHNOLOGIES INCORPORATED PURADYN (AMEX: PFT) designs, manufactures and markets the PURADYN(R) Bypass Oil Filtration System, the most effective filtration product on the market today. It continuously cleans lubricating oil and maintains oil viscosity to safely and significantly extend oil change intervals and engine life. Effective for internal combustion engines, transmissions and hydraulic applications, the Company's patented and proprietary system is a cost-effective and energy-conscious solution targeting an annual $13 billion potential industry. The Company has established aftermarket programs with several of the transportation industry leaders such as Volvo Trucks NA, Mack Trucks, PACCAR; a strategic alliance with Honeywell Consumer Products Group, producers of FRAM(R) filtration products; and continues to market to major commercial fleets. PURADYN(R) equipment has been certified as a `Pollution

Prevention Technology' by the California Environmental Protection Agency and was selected as the manufacturer used by the US Department of Energy in a three-year evaluation to research and analyze performance, benefits and cost analysis of bypass oil filtration technology.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL DATA ARE FORWARD-LOOKING STATEMENTS WHICH INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES OR OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, INCLUDING BUT NOT LIMITED TO THE POSSIBLE INABILITY TO RAISE CAPITAL FUNDS, LACK OF PROTECTION FROM INTELLECTUAL PROPERTY, VULNERABILITY BECAUSE OF MANUFACTURING A LIMITED NUMBER OF PRODUCTS, DEPENDENCE ON DISTRIBUTORS, ORDERS PREVIOUSLY STATED IN THIS PRESS RELEASE MAY NOT MATERIALIZE, AND THE POSSIBILITY THAT THE PRODUCTS DO NOT MEET CUSTOMERS' NEEDS, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DETAILED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.